As filed with the Securities and Exchange Commission on July 27, 2001

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                          LATIN AMERICAN CASINOS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                Delaware                                     65-0159115
    (State or Other Jurisdiction of                       (I.R.S. Employer
     Incorporation or Organization)                      Identification No.)

                              2000 NE 164th Street
                           North Miami Beach, FL 33162
                                 (305) 945-9300

          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)
                      ------------------------------------

                          Jeffrey A. Felder, President
                              2000 NE 164th Street
                           North Miami Beach, FL 33162
                                 (305) 945-9300

          (Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                   Copies to:
                             Jeffrey M. Stein, Esq.
                          The Goldstein Law Group, P.C.
                             65 Broadway, 10th Floor
                                 New York, N.Y.
                                 (212) 809-4220
                                   -----------
        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement.
                                   -----------
         If the securities being registered to this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                   -----------

                         CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                               Proposed Maximum
Title of Each Class of                  Amount to be              Aggregate               Amount of
Securities to be Registered             Registered (1)(2)       Offering Price (3)      Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock, $0.0067 par value .......... 7,229,608                 $2.63                $4,753.47
--------------------------------------------------------------------------------------------------------

         (1)      Represents (a) 1,809,612 shares of Common Stock, (b)
                  2,119,996 shares of Common Stock issuable upon conversion of our Convertible Debentures, and (c) 3,300,000 shares of Common Stock issuable upon exercise of our private warrants being registered for resale by the selling stockholders.
         (2) Pursuant to Rule 416, the shares of common stock offered hereby also include such presently indeterminate number of shares of common stock as shall be issued by us to the selling stockholders upon adjustment under anti-dilution provisions covering the additional issuance of shares by us resulting from stock splits, stock dividends or similar transactions.
         (3) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933, as amended; based on the average ($2.625) of the bid ($2.60) and asked ($2.65) price on the Nasdaq Small Cap Market on January 24, 2001.

                      ------------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                   SUBJECT TO COMPLETION, DATED JULY 27, 2001

PROSPECTUS
----------

                          LATIN AMERICAN CASINOS, Inc.

                        7,229,608 Shares of Common Stock

         The persons listed in this prospectus under the caption "Selling Security Holders" may from time to time offer and sell up to 7,229,608 shares of our common stock.

         The selling security holders may offer their shares from time to time through public or private transactions, on or off the Nasdaq SmallCap Market, at prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of common stock by the selling security holders, however, we will receive an amount equal to the exercise price of any warrants exercised on a cash basis prior to the sale of the underlying shares by the selling security holder.

         Our common stock is quoted on the Nasdaq SmallCap Market under the symbol "LACI". On July 20, 2001, the last reported sale price for the common stock on the Nasdaq SmallCap Market was $2.51 per share.

         INVESTING IN THE COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD ONLY PURCHASE THE SHARES OF COMMON STOCK IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN THE COMMON STOCK BEING REGISTERED WITH THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                   THE DATE OF THIS PROSPECTUS IS _____, 2001

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS................................1

PROSPECTUS SUMMARY.............................................................2

RISK FACTORS...................................................................3

DILUTION......................................................................10

USE OF PROCEEDS...............................................................11

SELLING SECURITY HOLDERS......................................................11

DESCRIPTION OF SECURITIES.....................................................18

PLAN OF DISTRIBUTION..........................................................19

TRANSFER AGENT AND WARRANT AGENT..............................................22

LEGAL MATTERS.................................................................22

EXPERTS.......................................................................22

WHERE YOU CAN FIND MORE INFORMATION ABOUT US..................................22

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................23

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
        LIABILITIES...........................................................23

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve risks and uncertainties that include, but are not limited to, the following:

         o trends affecting our financial condition or results of operations;

         o        the impact competition has on our business;

         o        our strategies concerning the expansion of our operations;

         o the impact of social, political and economic instability on our operations; and

         o        volatility of our stock price.

         You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "may," "will," "plans," "estimates," "continues," "intends," "expects," "should," "could," "seeks," "anticipates," or other variations, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions "Prospectus Summary," and "Risk Factors," as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by these forward-looking statements, including those discussed under "Risk Factors".

         These forward-looking statements necessarily depend on assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions, or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements.

         The cautionary statements made in this prospectus are intended to apply to all related forward-looking statements wherever they appear in this prospectus. We assume no obligation to update these forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in these forward-looking statements.

                               PROSPECTUS SUMMARY

         This summary is not complete and does not contain all of the information that may be important to you. You should read the detailed information appearing elsewhere in this prospectus, including the more detailed information and financial statements and the notes to those statements contained in the documents we have incorporated by reference.

ABOUT THE COMPANY

         We operate a slot machine rental and remanufacturing company in South America and also distribute and sell our own premium brand cigars in the United States. We were initially organized as Repossession Auction, Inc., a Florida corporation, in 1989. We merged into a Delaware corporation bearing the same name in 1991 and changed our name to Latin American Casinos, Inc. to reflect our entrance into the gaming and casino business in South and Central America. In September 1997, we directed part of our efforts into establishing a business of producing, distributing and selling premium cigars throughout the United States and formed World's Best Rated Cigar Company as a subsidiary to distribute cigars. In July 2001 we created a Nevada and Canadian subsidiary to explore possible joint ventures. There are no agreements in place and there is no guarantee that we will ever enter into any agreements. We are evaluating possible joint ventures, acquisitions of businesses as part of our ongoing business strategy, and re-evaluating our current business.

SLOT MACHINE OPERATIONS

         To date, we have concentrated our efforts on the rental of used five reel slot machines in South and Central America. We purchase these machines at a fraction of the cost of new machines and then refurbish them at facilities in South and Central America.

         We entered the gaming and casino industry in Peru in 1994. Since then, we have been engaged in the renting of slot machines to licensed gaming establishments in various major cities through our wholly owned subsidiaries in South and Central America. In 1994, we formed a Peruvian subsidiary; in late 1995, we formed a Colombian subsidiary; and in 1997, we formed a subsidiary in Nicaragua. In February 1997, we expanded into gaming route operations in Colombia and Nicaragua on a participation basis with the owners of various business establishments. In 1998, Hurricane Mitch adversely affected our operations in Nicaragua, which were not substantial and we subsequently discontinued our operations in Nicaragua. We have no personnel employed in Nicaragua, nor any office, machines, or warehouse. We have initiated a review of our operations on a country-by country basis.

PREMIUM CIGAR OPERATIONS

         Beginning in September 1997, we directed part of our efforts into establishing a business of distributing and selling premium cigars throughout the United States and formed World's Best Rated Cigar Company as a subsidiary to distribute cigars initially manufactured by Claudio Norberto Mercado in Santiago in the Dominican Republic and, subsequently, under agreements with other manufacturers in Nicaragua, Honduras and the Dominican Republic. These agreements allow us to acquire cigars at a fraction over their cost and sell them at a retail price significantly below the current retail price for brand name premium cigars. The cigars are transported to our facilities in Miami to be placed in individual containers and shipped to our customers. We are in the process of establishing relationships with various distributors in the United States who supply convenience stores, restaurants, bars and supermarkets with products. We have had limited success with establishing these relationships, and are currently reassessing this strategy.

         In August 2000, we opened our web site, www.worldsbestrated.com, to accommodate retail as well as wholesale distribution of our cigars. We believe that our web site will allow us to create consumer demand for our products, increase brand recognition and open up new distribution channels for our cigars, as well as allow us to sell directly to the consumer.

CORPORATE INFORMATION

         We have offices in Lima, Peru; and Bogota, Colombia. Our principal executive offices are located at 2000 NE 164th Street, North Miami Beach, FL 33162, and our telephone number is (305) 945-9300.

                                  RISK FACTORS

         You should carefully consider the following risk factors and all other information contained in this report and the documents we have incorporated by reference before purchasing shares of our common stock. Investing in our common stock involves a high degree of risk. If any of the following events or outcomes actually occurs, our business, operating results and financial condition would likely suffer. As a result, the trading price of our common stock could decline, and you may lose all or part of the money you paid to purchase our common stock.

                      GENERAL RISKS RELATED TO OUR BUSINESS

WE ARE REVIEWING OUR BUSINESS STRATEGY AND THIS STRATEGY MAY INVOLVE RISKS FOR
US.

         We are evaluating different strategies to enhance the inherent value of the Company as part of our business strategy. This strategy may result in potentially dilutive issuances of equity securities, the use of our cash resources, the incurrence of additional debt and increased goodwill, intangible assets and amortization expense, which could negatively impact our profitability. In addition, if we pursue joint ventures, acquisitions and/or mergers, they will involve numerous risks, including difficulties in the assimilation of the operations and products of the other companies, the diversion of management's attention from other business concerns, risks of entering markets in which we have no or limited direct prior experience, the potential loss of key employees of the other company, and the exposure to unforeseen liabilities of other companies. Our management will have sole and absolute discretion in identifying and selecting such businesses. You will not be able to evaluate the merits of an acquisition and/or merger before we proceed with the transaction.

         Even if we were to identify a company for a possible joint venture, merger or acquisition, we may not be able to complete this transaction (or any future transactions) for many reasons including: our inability to interest companies in aligning with us; our inability to agree on the terms; and incompatibility between us and the management of the company.

         In the event we elect to proceed with a joint venture, acquisition or merger that results in the change of control of the Company Nasdaq requires that an Initial Listing Application be filed. There can be no assurance that such surviving entity will satisfy the requirements of the Initial Listing Application which could hinder our ability to successfully complete any potential joint venture, acquisition and/or merger

WE CANNOT GUARANTEE THAT OUR FUTURE BUSINESS STRATEGY WILL BE SUCCESSFUL.

         There can be no assurance that suitable joint venture, acquisition, merger and/or investment opportunities will be identified, that any of these transactions can be consummated, or that, if consummated, these new businesses can be integrated successfully and profitably into our operations. These joint ventures, acquisitions, mergers and investments may also require a significant allocation of resources, which will reduce our ability to focus on the other portions of our business, including many of the factors listed in the prior risk factor.

WE FACE COMPETITION AND CANNOT GUARANTEE CONTINUED GOOD RELATIONSHIPS WITH EXISTING CLIENTS.

         We compete for opportunities with all the major gaming companies in South and Central America, including IGT and Admiral. We also compete for opportunities with producers, distributors, and sellers of tobacco and cigars, in the Dominican Republic and the United States. Many of these companies are more established and have significantly greater financial and management resources than us, and have more experience in the industry. We rely on our current relationships with existing clients to limit the impact of competition from these major competitors. If these relationships became strained or ceased, it could have a material adverse affect on our continued success or profitability.

WE MAY HAVE TO LOWER PRICES OR SPEND MORE MONEY TO EFFECTIVELY COMPETE AGAINST COMPANIES WITH GREATER RESOURCES THAN US THAT COULD RESULT IN LOWER REVENUES AND/OR PROFITS.

         The success of our machines and our cigars in the marketplace depends on many factors, including product performance, price, support of industry standards and service. Given these factors we cannot assure you that we will be able to compete successfully. For example, if our competitors offer lower prices, we could be forced to lower prices that could result in reduced or negative margins and a decrease in revenues. If we do not lower prices we could lose sales and market share. In either case, if we are unable to compete against our main competitors which include established companies, we would not be able to generate sufficient revenues to grow our company.

SOCIAL, ECONOMIC AND POLITICAL INSTABILITY IN SOUTH AND CENTRAL AMERICA COULD INTERRUPT OUR SLOT MACHINE OPERATIONS AND CIGAR EXPORT BUSINESS AND CAUSE US TO LOSE SALES AND MARKETING OPPORTUNITIES.

         Some countries in South and Central America have experienced significant social, economic and political unrest in the past and we cannot assure you that these instabilities will not reoccur or continue in the future. The effects of social, political or economic instability could include:

    o    unexpected changes in regulatory requirements and tariffs;

    o difficulties in staffing and managing foreign operations, including foreign manufacturer and licensee relationships;

    o    interruptions in payment cycles;

    o    adverse economic or political changes;

    o potential trade restrictions, exchange controls and import and export licensing requirements;

    o loss of cash deposits in banks located within the same geographic region which may not be covered by federal deposit insurance;

    o currency devaluation within the countries in South and Central America and between those countries and the United States;

    o    problems in collecting accounts receivable; and

    o    potentially adverse tax consequences.

         Any instability could temporarily or permanently interrupt the revenue from our slot machine operations and cigar business and cause us to lose sales and marketing opportunities in the future.

FAILURE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL OR LOSS OF KEY MANAGEMENT OR KEY PERSONNEL COULD HURT OUR BUSINESS.

         Recruiting and retaining qualified personnel is critical to our success. We face significant challenges attracting and retaining this qualified personnel base. Although we believe we have been and will be able to attract and retain these personnel, there can be no assurance that we will be able to continue to successfully attract qualified personnel. In addition, our anticipated growth and expansion into areas and activities requiring additional expertise will require the addition of new management personnel and the development of additional expertise by existing management personnel. The failure to attract and retain these personnel or, alternatively, to develop this expertise internally would adversely affect our business.

         Our success also will continue to depend to a significant extent on the members of our management team. Except for certain employment agreements with our Chief Operating Officer, Chief Executive Officer, President, Secretary and President of our Latin American operations, we do not have employment agreements with any of our executive officers or key personnel or maintain any "key man" insurance policies regarding any of these individuals. We may not be able to retain the services of our executive officers and key personnel or attract additional qualified members to management in the future. The loss of services of any of our key management or employees could have a material adverse effect upon our business.

OUR LIABILITY INSURANCE MAY BE INSUFFICIENT.

         We maintain and intend to maintain general liability insurance in amounts that we believe will be sufficient to cover casualty risks associated with the operation of our business. These risks include fire, property damage, personal injury, liquor liability, etc. There is no guarantee that such insurance will be sufficient to cover the risks associated with our business, or that we will able to obtain sufficient coverage as we pursue our business strategy.


                     RISKS RELATED TO OUR GAMING OPERATIONS

DEVALUATION OF CURRENCY

         Since our gaming operations are conducted in Peru and Columbia we are subject to devaluations of the United States dollar in such countries. The exchange rate for the local currencies in these countries may fluctuate in relation to the U.S. dollar. Such fluctuation may have an adverse effect on our competitive position, as well as our expenses, revenues, earnings, assets or liabilities when such local currencies are translated into U.S. dollars. This may force us to reevaluate our business in such country(ies).

COMPLIANCE WITH GOVERNMENT REGULATIONS MAY BE COSTLY OR DISRUPTIVE TO OUR PROPOSED OPERATIONS.

         Our gaming operations are regulated by federal, state and local governmental authorities in the United States, Peru, and Columbia. We are subject to the requirements set forth under the Gambling Devices Act of 1962 (15 U.S.C. 1171-1178), and pursuant to such act we are required to register with the U.S. Department of Justice. We cannot assure you that we will be able to comply with current or future governmental regulations everywhere we conduct business operations. We may be required to incur substantial costs or interrupt our activities to comply with regulations. Present or future federal, state or local regulations may restrict our present and possible future activities. If we are unable to comply with these or similar requirements, we could be subject to sanctions. Any sanctions could have a materially adverse effect upon our business.

CHANGES IN GOVERNMENT REGULATIONS COULD HAVE AN EFFECT ON OUR OPERATIONS AND BUSINESS.

         The governments of Peru and Colombia regulate gaming activities by requiring licenses for the operation of slot machines. We anticipate new regulations governing the age and condition of machines and we are currently considering upgrading our machines. The costs associated with this upgrade will be partially financed by the sale of the older equipment. We plan to take appropriate steps to verify the licenses of our customers, particularly those involved in joint participation agreements. We believe by upgrading to newer machines we can avoid any new government mandated age restrictions. However, our failure to complete this upgrading to newer machines could have a material adverse effect on our business.

         The Peruvian government has made recent significant legislative changes regarding the regulation of gaming activities. Some of these changes introduced new requirements governing a slot machine's age, condition and the place of operation, as well as requiring us to register the slot machines with the government and have them certified by an accredited laboratory. We have an injunction that protects us from specific parts of this legislation. However, if this injunction was no longer in place, it would severely affect our business and we would have to reevaluate our position in Peru. Any similar moves by other governments would also cause us to reevaluate our slot machine operations elsewhere in South and Central America.

         We are also subject to United States laws in connection with gambling devices and in connection with our cigar business. These laws are subject to change and there is a possibility that such changes will adversely affect our business.

THE IMPOSITION OF EXCISE TAX BY THE PERUVIAN GOVERNMENT MAY REQUIRE US TO REEVALUATE OUR OPERATIONS IN PERU.

         In October 1996, the Peruvian government introduced new legislation that included the imposition of an excise tax of 200% on lessees of gaming equipment, including slot machines. The new legislation caused many of our customers to return their slot machines to us rather than pay the higher tax. There is currently a temporary injunction against the Peruvian government in force, prohibiting it from implementing the excise tax. In addition, the Peruvian government has lowered the tax to a more realistic level. However, the re-imposition of an excise tax in Peru could adversely affect future earnings. Accordingly, if we could no longer prevent the imposition of excessively high excise tax, we would have to reevaluate our position in Peru and any similar moves by other governments would also cause us to reevaluate our slot machine operations elsewhere in South and Central America.

THE SUCCESS OF OUR SLOT MACHINE OPERATIONS DEPENDS ON THE CONTINUED SUPPLY OF SPARE PARTS.

         We purchase used slot machines at a fraction of the cost of new machines and refurbish them at our facilities in South and Central America. Our operations depend on our ability to repair the slot machines and on the availability of replacement parts at current prices. If the price of these spare parts rises unexpectedly or the spare parts become difficult to find, we may not be able to perform as competitively in the long run, we may not be able to respond to our customers' needs as quickly, if at all, and we may not be able to satisfy and maintain our customers.

REVENUE FROM OUR SLOT MACHINE OPERATIONS DEPENDS ON THE CONTINUED POPULARITY OF GAMBLING IN SOUTH AND CENTRAL AMERICA.

         Our revenues from the rental of slot machines were $148,335 for the quarter ended March 31, 2001. This revenue depends on the continued popularity of gambling in South and Central America. The popularity of gambling depends on a variety of factors which are difficult to predict, such as adverse economic and political changes and other factors such as government regulation of slot machines. Any decline in the popularity of gambling in this region could interrupt the revenue from the rental of our slot machines and cause us to lose sales and marketing opportunities in the future.

                      RISKS RELATED TO OUR CIGAR OPERATIONS

OUR SHIFT IN FOCUS TO INCLUDE RETAIL DISTRIBUTION OF CIGARS IS IN ITS INITIAL STAGES.

         We have been involved in the distribution and sale of premium cigars since 1997. The launching of our web site, however, marks a change in our operations from one based on mostly wholesale distribution to one which includes retail sales. Although we believe that our experience in conducting business in South and Central America and our business relations there lend themselves to wholesale and retail cigar sales, we may not be able to successfully penetrate the market in the United States or elsewhere with the result that our cigar operations may not be profitable.

RECENT EFFORTS TO MARKET OUR CIGARS ON THE INTERNET MAY NOT SUCCEED.

         In August 2000, we opened our web site, www.worldsbestrated.com, to accommodate wholesale and retail sale of our cigars via the Internet. This is a new venture for us and is a business in which we have not historically operated. The online commerce market is new, rapidly evolving and intensely competitive and we cannot guarantee success in using the internet as a means of marketing our products. The factors which could affect the success of our internet operations include:

    o    Governmental restrictions on the sale of cigars via the Internet;

    o Changes in usage of the Internet and online services and consumer acceptance of the Internet and online commerce;

    o    Timing of upgrades and developments in our systems and infrastructure;

    o    The level of traffic on our web site;

    o    Technical difficulties, system downtime or Internet brownouts; and

    o Disruptions in service by common shipping carriers due to labor problems or other reasons.

ANY CANCELLATION OF AGREEMENTS WE HAVE WITH CIGAR MANUFACTURERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR PROFITABILITY AND THE CONTINUATION OF OUR CIGAR OPERATIONS

         Agreements which we have with our cigar manufacturers are cancelable upon 60 days written notice by the manufacturer. If one or more of these manufacturers were to exercise its right to cancel, we would have difficulty finding a replacement manufacturer upon short notice who could provide cigars to our specifications either on time or at all. Any failure to find replacement cigar manufacturers could have a material adverse effect on our cigar operations.

OUR SALES OF CIGARS RELY ON THE CONTINUED POPULARITY OF CIGAR SMOKING IN THE UNITED STATES

         The success of our cigar operations depends to a large extent on the continued popularity of cigar smoking in the United States. An increase in adverse publicity and public health concerns as well as any adverse economic changes could all have a negative impact on the popularity of cigar smoking. Any change in the smoking habits of people in the United States could quickly reduce the demand for our products and could harm our business and negatively affect future profitability. We cannot assure you that the current popularity of cigars in the United States will continue.

REVENUE FROM DISTRIBUTION OF CIGARS TO THE UNITED STATES IS SUBJECT TO ADDITIONAL RISKS.

         Our cigars are manufactured overseas and their distribution in the United States can be subject to many inherent risks that are difficult or impossible for us to predict or control, including:

    o    unexpected changes in regulatory requirements and tariffs;

    o difficulties in staffing and managing foreign operations, including foreign supplier relationships;

    o    adverse economic or political changes;

    o potential trade restrictions, exchange controls and import and export licensing requirements; and

    o    potentially adverse tax consequences.

                        RISKS RELATED TO OUR COMMON STOCK

OUR STOCK PRICE MAY BE SUBJECT TO VOLATILITY.

         Our common stock is quoted on the Nasdaq SmallCap Market, and there may be potential volatility in the market price of our common stock. The trading price of our common stock may be subject to significant fluctuations due to a variety of factors, including:

    o    variations in our quarterly operating results;

    o    the gain or loss of significant contracts;

    o    changes in management;

    o    legislative or regulatory changes;

    o    general trends in the industry;

    o    recommendations by securities industry analysts;

    o developments in our relationships with current or future customers, manufacturers and suppliers; and

    o    general economic conditions, both in the United States and abroad.

         In addition, the stock market in general has experienced extreme price and volume fluctuations that may affect the market price of our common stock. Often, price fluctuations are unrelated to operating performance of the specific companies whose stock is affected.

         As a result of this potential stock price volatility, investors may be unable to resell their shares of our common stock at or above their purchase prices. In addition, companies that have experienced volatility in the market price of their stock have been the object of securities class action litigation. If we were the subject of securities class action litigation, this could result in substantial costs, a diversion of our management's attention and resources and harm to our business and financial condition.

NASDAQ COULD DELIST OUR COMMON STOCK, WHICH COULD MAKE IT MORE DIFFICULT FOR YOU TO SELL OR OBTAIN QUOTATIONS AS TO THE PRICE OF OUR COMMON STOCK.

         In order to continue to be listed on Nasdaq Small Cap Market, we must meet the following requirements:

    o net tangible assets of at least $2,000,000, or a market capitalization of $35,000,000 or $500,000 in net income in our latest fiscal year or for two of the last three fiscal years;

    o    a minimum bid price of $1.00;

    o    two market makers;

    o    300 stockholders;

    o    at least 500,000 shares in the public float;

    o    a minimum market value for the public float of $1,000,000; and

    o    compliance with certain corporate governance standards.

         If we cannot satisfy Nasdaq's maintenance criteria in the future, Nasdaq could delist our common stock. In the event of delisting, trading, if any, would be conducted only in the over-the-counter market in the so-called "pink sheets" or the NASD's Electronic Bulletin Board. As a result of any delisting, an investor would likely find it more difficult to sell or obtain quotations as to the price of our common stock.

TAKEOVER EFFORTS COULD BE DETERRED AS A RESULT OF CERTAIN PROVISIONS IN OUR CERTIFICATE OF INCORPORATION.

         Our Board of Directors has the authority to determine or alter the voting powers, designations, preferences and relative, participating, optional or other rights, if any, and to qualify, limit or restrict such rights, if any, granted to or imposed on any wholly-unissued class and/or capital stock without any further vote or action by our stockholders. If we issue additional stock with certain voting and conversion rights, the rights of holders of common stock without the benefit of such rights could be adversely affected by, among other things, the loss of their voting control to others. Any additional issuances could also delay, defer or prevent a change in our control, even if these actions would benefit our stockholders.

         Additionally, provisions of Delaware law and our certificate of incorporation could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders.

CERTAIN PRINCIPAL STOCKHOLDERS, INSIDERS OR AFFILIATES WILL BE ABLE TO EXERCISE SIGNIFICANT CONTROL OVER MATTERS REQUIRING STOCKHOLDER APPROVAL THAT MIGHT NOT BE IN THE BEST INTERESTS OF OUR STOCKHOLDERS AS A WHOLE.

         Our officers, directors and their affiliates, and principal stockholders, beneficially own over 50% of our outstanding shares of common stock (assuming such parties were to exercise warrants and/or options that they own). As a result, these stockholders, if voting together, will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, which could delay or prevent someone from acquiring or merging with us. The interest of our officers and directors, when acting in their capacity as stockholders, may lead them to:

    o vote for the election of directors who agree with the incumbent officers' or directors' preferred corporate policy; or

    o oppose or support significant corporate transactions when these transactions further their interests as incumbent officers or directors, even if these interests diverge from their interests as shareholders per se and thus from the interests of other shareholders.

THE FUTURE BUSINESS MODEL OF CERTAIN PRINCIPAL SHAREHOLDERS MAY HAVE A SIGNIFICANT IMPACT ON OUR FUTURE BUSINESS STRATEGY.

         Certain principal shareholders, namely Todd Sanders and William C. Bossung, are also members of the board and involved in the management of the Company. Members of the board and management intend to work together with the Augustine Fund L.P., another principal shareholder, to formulate an ongoing business model with respect to our future. Such plans may include the sale of all or substantially all of our assets, a merger and or joint venture with another entity or similar transactions. As a result, the board, management and the Augustine Fund L.P. are currently contemplating various material changes in our business; however, no specific plans have been finalized for any material change. Our future business strategy may, nevertheless, change significantly from our current business. We cannot assure you that any suitable strategy or opportunities will be identified, that any of those strategies can be consummated or that if they are consummated, that these strategies can be integrated successfully and profitably into our existing operations.

FUTURE SALES OF SHARES COULD ADVERSELY AFFECT OUR STOCK PRICE AND REPRESENT A RISK OF SERIOUS DILUTION OF OUR STOCKHOLDERS' INTERESTS

         If our stockholders sell substantial amounts of our common stock in the public market or we issue new shares (including shares issued upon exercise of outstanding options and warrants and the conversion of our convertible debentures), or if there is the perception that these sales could occur, the market price of our common stock could fall. In addition these sales might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. Future sales of substantial amounts of our common stock in the public market or the issuance of new shares will also seriously dilute our shareholders' interests.

THE ISSUANCE OF SECURITIES IN CONNECTION WITH THE EXERCISE OF OUR OUTSTANDING WARRANTS AND OPTIONS, AND THE CONVERSION OF OUR CONVERTIBLE DEBENTURES WILL SUBSTANTIALLY DILUTE OUR SHAREHOLDERS' INTERESTS.

         As of July 23, 2001, we have outstanding 1,725,000 publicly tradable warrants to purchase one share of our common stock at an exercise price of $3.00 per share that expire on December 11, 2001. In addition, we have outstanding private warrants to purchase 3,300,000 shares of our common stock at an exercise price of $1.75 per share that expire on December 11, 2005, and $3,500,000 principal amount of convertible debentures which provide for the issuance of up to 2,119,996 shares (which includes 119,996 shares of common stock as payment of interest thereunder) of our common stock at a price of $1.75 per share that mature on December 13, 2001. We also have outstanding investment banking warrants to purchase 225,000 shares of our common stock at a price equal to $1.875 per share, and options to purchase 237,500 shares of our common stock that are held by certain employees and directors (122,500 exercisable at $1.00, 35,000 exercisable at $1.06 per share, and 80,000 exercisable at $1.75 per share). To date, none of the private or the public warrants, nor the aforementioned options, have been exercised and none of the convertible debentures have been converted. These options, convertible debentures, and warrants are convertible into or exercisable for shares of common stock at prices that may represent discounts from future market prices of the common stock. The exercise of the public or private warrants, and the options, to purchase shares of our common stock or the conversion of the convertible debentures into shares of our common stock will seriously dilute our stockholders' interests. The sale of the common stock by the holders thereof, which may, depending on then market conditions, have been acquired by such holders at a price which is below the then trading price of the common stock could have a negative impact on the trading price of the common stock and could increase the volatility in the trading price of our common stock.

         In connection with any joint venture, acquisition, merger or business combination which management may pursue, we may issue shares of common stock or securities convertible into common stock which may seriously dilute our stockholders interests. In the event we enter into a definitive agreement, the result of which is a consolidation or merger with or into another corporation or other entity, or the sale of all or substantially all of our assets to another corporation or other entity, then the debenture automatically converts into shares of our common stock at a price of $1.75 per share, which would cause existing shareholders to suffer significant dilution.

THE REDEMPTION OF THE PUBLIC WARRANTS WOULD TAKE AWAY AVAILABLE CASH.

         The Company may redeem the public warrants under certain circumstances (See "Description of Securities"). If the Company elects to redeem the warrants, it will use available cash to do so. This would remove cash that would otherwise be available for the payment of dividends or reinvestment in the Company.

OUR ABILITY TO RAISE THE CAPITAL NECESSARY TO EXPAND OUR BUSINESS IS UNCERTAIN.

         In the event we do not have sufficient cash in order to maintain our operations, and/or in order to expand our business through internal development or acquisitions in the future, we may need to raise substantial additional funds through equity or debt financings, research and development financings or collaborative relationships. However, this additional funding may not be available or, if available, it may not be available on economically reasonable terms. In addition, any additional funding may result in significant dilution to existing stockholders. If adequate funds are not available, we may be required to curtail our operations or obtain funds through collaborative partners that may require us to release material rights to our products.

WE DO NOT INTEND TO PAY DIVIDENDS AND THEREFORE YOU WILL ONLY BE ABLE TO RECOVER YOUR INVESTMENT IN OUR COMMON STOCK, IF AT ALL, BY SELLING THE SHARES OF OUR STOCK THAT YOU HOLD.

         Some investors favor companies that pay dividends. We declared a dividend of $0.05 to shareholders in May 1997. Certain principal shareholders at that time, including Lloyd Lyons, Geraldine Lyons and their immediate family, waived their right to receive these dividends. Since then, we have not declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for funding growth and we do not anticipate paying cash dividends on our common stock in the foreseeable future. Because we may not pay dividends, your return on an investment in our shares likely depends on your ability to sell our stock at a profit.

                                    DILUTION

         As of July 23, 2001, we had issued and outstanding 4,225,000 shares of common stock. As of that date, there were an additional 7,304,500 shares of common stock reserved for possible future issuances as follows:

                  o options to purchase 237,500 shares. Consisting of 122,500 options at an exercise price of $1.00 per share, 35,000 options at an exercise price of $1.06 per share, 80,000 options at an exercise price of $
                           1.75 per share;
                  o publicly traded warrants to purchase 1,725,000 shares of common stock exercisable at a price of $3.00 per share;
                  o private warrants to purchase 3,300,000 shares of common stock exercisable at a price of $1.75 per share;
                  o up to 2,119,996 shares of common stock issuable upon conversion of our convertible debentures; and

                  o Investment banking warrants to purchase 225,000 shares of common stock exercisable at a price of $1.875 per share.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the selling security holders' shares in this offering. All proceeds from the sale of these shares will be for the accounts of the selling security holders described below. However, we could receive proceeds from the exercise of the private warrants if the selling security holder elects to utilize the cashless exercise feature contained in the private warrants. We would not receive any proceeds from the subsequent sale of shares of common stock received by such selling security holders upon exercise of such warrants. See "Selling Security Holders" below.

                            SELLING SECURITY HOLDERS

         This prospectus covers the resale by the selling stockholders of up to 7,229,608 shares of our common stock. The following table sets forth the names of the selling security holders, and certain information regarding the ownership by such selling stockholder of shares of our common stock as of July 20, 2001, and as adjusted to reflect the sale of the shares. Information concerning the selling stockholder, its pledgees, donees and other non-sale transferees who may become selling stockholders, may change from time to time. To the extent the selling stockholder or any of its representatives advise us of such changes, we will report those changes in a prospectus supplement to the extent required. See "Plan of Distribution." We do not know if, or when, or in what amounts the selling security holders will sell shares of the common stock. The registration of the following shares through this registration statement allows the following entities to sell its share holdings in the future on the open market and is not necessarily an indication of intent to sell the shares.

         The table below assumes that all of the securities offered hereby will be sold by each selling security holder.

                                                                                  Common Stock
                                                                                  Owned or
                                                                    Shares of     Subject to
                                        Shares of    Shares of      Common Stock  Underlying
                                        Common       Common Stock   Underlying    Debentures or     Percentage of
                                        Stock        Underlying     Private       Warrants          Outstanding
                                        Owned Prior  Debentures     Warrants      Offered by        Common
                                        to the       Prior to the   Prior to the  this              Stock Prior to
   Name of Selling Security Holders     Offering     Offering (1)   Offering (2)  Prospectus (3)    the Offering (4)
   --------------------------------     -----------  -----------    ------------  --------------    ----------------
Augustine Fund L.P.                       804,806     484,571                     1,189,377(5)      13.4%
141 West Jackson Boulevard, Suite
2182
Chicago, Illinois

Alliance Financial Network, Inc. (6)      100,000                   750,000         850,000          8.8%
9800 Camden Hills Ave
Las Vegas, Nevada 89145

William C. Bossung (7)                    539,403     212,000                                        6.4%
9800 Camden Hills Ave                                                               614,403
Las Vegas, Nevada 89145

H. Glenn Bagwell, Jr                                   60,571                        60,571             *
3005 Anderson Drive
Suite 204
Raleigh, North Carolina 26709


                                                                                  Common Stock
                                                                                  Owned or
                                                                    Shares of     Subject to
                                        Shares of    Shares of      Common Stock  Underlying
                                        Common       Common Stock   Underlying    Debentures or     Percentage of
                                        Stock        Underlying     Private       Warrants          Outstanding
                                        Owned Prior  Debentures     Warrants      Offered by        Common
                                        to the       Prior to the   Prior to the  this              Stock Prior to
   Name of Selling Security Holders     Offering     Offering (1)   Offering (2)  Prospectus (3)    the Offering (4)
   --------------------------------     -----------  -----------    ------------  --------------    ----------------
Anthony Bell & Sandra G. Bell,                         60,571                        60,571             *
Trustees of the Anthony G. Bell &
Sandra G. Bell 1998 Intervivos
Trust dated February 11, 1998
126 Smith Creek Drive
Los Gatos, California 95030

Carsten Beith                                          15,143                        15,143             *
20 N. Wacker Drive, Ste 1240, Chicago,
Illinois 60606

BiCoastal Associates, LLC                                            50,000          50,000(8)          *
615 Haverstraw Road
Suffern, New York 10901

Robert J. Bobb                                         60,571                        60,571             *
311 South Wacker Drive, Suite 5500
Chicago, Illinois 60606

Phyllis Janet Clemants Trustee of the                  15,143                        15,143             *
Phyllis Janet Clemants Revocable
Trust, dated October 18, 1995
Edina, Minnesota 55435

David S. Connelly,                                     60,571                        60,571             *
333 Cumnor Road
Kenilworth, Illinois 6043

David Asplund (9)                                                   375,000
703 Sheridan Road
Winnetka, Illinois 60093

John Porter (10)                                                    375,000
33 Locust Road
Winnetka, Illinois 60093

Thomas Duszynski (11)                                               315,000
22818 Pilcher Road
Plainfield, Illinois 60544

John M. Duszynski Trust (11)                                         20,000
22818 Pilcher Road
Plainfield, Illinois 60544


                                                                                  Common Stock
                                                                                  Owned or
                                                                    Shares of     Subject to
                                        Shares of    Shares of      Common Stock  Underlying
                                        Common       Common Stock   Underlying    Debentures or     Percentage of
                                        Stock        Underlying     Private       Warrants          Outstanding
                                        Owned Prior  Debentures     Warrants      Offered by        Common
                                        to the       Prior to the   Prior to the  this              Stock Prior to
   Name of Selling Security Holders     Offering     Offering (1)   Offering (2)  Prospectus (3)    the Offering (4)
   --------------------------------     -----------  -----------    ------------  --------------    ----------------
James T. Duszynski Trust (11)                                        20,000
22818 Pilcher Road
Plainfield, Illinois 60544

Daniel P. Duszynski Trust (11)                                       20,000
22818 Pilcher Road
Plainfield, Illinois 60544
Bartholomew Delsing                                    60,571                        60,571             *
21692 Fall River Drive
Boca Raton, Florida 33428

Jamie Delsing                                          15,143                        15,143             *
345 E. 54th Street, Apt. 6G
New York, New York 10022

Jay Delsing                                            60,571                        60,571             *
1833 Aston Way
Chesterfield, Montana 63005

Kimberly A. Delsing                                    60,571                        60,571             *
132 E. Delaware Place
Chicago, Illinois 60611

Devenshire Management Corporation (12)    639,403      90,857       730,000       1,323,260         13.7%(13)
19100 Von Karman Avenue, Ste 450
Irvine, California 92612

J. Thomas Hurvis .                                     60,571                        60,571             *
939 Central Road
Glenview, Illinois 60025

John and Terry Iannetta                                30,286                        30,286             *
8701 East Columbus Ave
Scottsdale, Arizona 85251

Michael Iscove (14)                                                  50,000          50,000             *
19 Ridgewood Road
Toronto, Canada M5P 1T4

Michael Klein                                          60,571                        60,571             *
Donna Klein a/k/a Jennifer Klein
105 Buckskin Road
Bell Canyon, California 91307


                                                                                  Common Stock
                                                                                  Owned or
                                                                    Shares of     Subject to
                                        Shares of    Shares of      Common Stock  Underlying
                                        Common       Common Stock   Underlying    Debentures or     Percentage of
                                        Stock        Underlying     Private       Warrants          Outstanding
                                        Owned Prior  Debentures     Warrants      Offered by        Common
                                        to the       Prior to the   Prior to the  this              Stock Prior to
   Name of Selling Security Holders     Offering     Offering (1)   Offering (2)  Prospectus (3)    the Offering (4)
   --------------------------------     -----------  -----------    ------------  --------------    ----------------
David M. Matteson (15)                                 30,286        45,000          75,286             *
449 W. Aldine
Chicago, Illinois 60657

William J. McCluskey                                   60,571                        60,571             *
340 E. 63rd Street, #6-A
New York, New York 10021

Jennifer McGehee                                                     10,000          10,000(16)         *
2030 Loggia
Newport Beach, California 12660

Gregory W. Orlandella                                  30,286                        30,286             *
24422 Santa Clara
Dana Point, California

Point Guard Partners                                   15,143                        15,143             *
c/o Richard Kaplan
1345 N. Wells Street
Chicago, Illinois 60610

Brian Porter (17)                                     302,857       295,000         597,857          6.2%
17 Indian Hill Road
Winnetka, Illinois 60604

Brian David Porter, Jr. Trust (17)                                   20,000
17 Indian Hill Road
Winnetka, Illinois 60093

Davis Michael Porter Trust (17)                                      20,000
17 Indian Hill Road
Winnetka, Illinois 60093

Grace Elizabeth Porter Trust (17)                                    20,000
17 Indian Hill Road
Winnetka, Illinois 60093

Robert John Porter Trust (17)                                        20,000
17 Indian Hill Road
Winnetka, Illinois 60093

Richard J. Schaller, Sr                                30,286                        30,286             *
1170 Hillview Road
Allentown, Pennsylvania 18103


                                                                                  Common Stock
                                                                                  Owned or
                                                                    Shares of     Subject to
                                        Shares of    Shares of      Common Stock  Underlying
                                        Common       Common Stock   Underlying    Debentures or     Percentage of
                                        Stock        Underlying     Private       Warrants          Outstanding
                                        Owned Prior  Debentures     Warrants      Offered by        Common
                                        to the       Prior to the   Prior to the  this              Stock Prior to
   Name of Selling Security Holders     Offering     Offering (1)   Offering (2)  Prospectus (3)    the Offering (4)
   --------------------------------     -----------  -----------    ------------  --------------    ----------------
Robert Schmidt                                         60,571                        60,571             *
100 S. Milwaukee
Vernon Hills, Illinois 60061

Frederic M. Schweiger (18)                             30,286        45,000          75,286             *
1753 Park Ridge Pointe
Park Ridge, Illinois 60068

Paul and Victoria Soll,  trustees                      90,857                        90,857             *
of the Soll Family Trust,
dated April 2, 1995
17624 Corinthian Drive
Encino, California 91316

Technology Partners, Ltd.                                           100,000         100,000(19)         *
340 E. 63rd St., Apt. 6A
New York, New York 10021

Theodore Tannenbaum Trust                              60,571                        60,571             *
875 N. Michigan Avenue
Chicago, Illinois 60611

The Zachary Todd Sanders Trust (20)                                  20,000          20,000             *
19100 Von Karman Avenue, Ste 450
Irvine, California 92612

(*)      Less than one percent.

(1) On December 14, 2000, we issued and sold convertible debentures in the principal amount of $3,500,000 to those selling security holders with holdings listed under the column entitled "Shares of Common Stock Underlying Debentures Prior to the Offering" in the above table. This registration statement includes 2,119,996 shares of common stock which are issuable upon conversion of these debentures. The number of shares of common stock underlying the debentures assumes conversion into common stock at a conversion rate of $1.75. Therefore, a selling security holder may convert $25,000 principal amount of these debentures into 15,143 shares of common stock, $50,000 principal amount into 30,286 shares of common stock, and $100,000 principal amount into 60,571 shares of common stock. The debentures allow us, at our option, to pay interest on the debentures in shares of our common stock at the rate of $1.75 per share. The number of shares of common stock issuable upon conversion includes accrued interest through the maturity date of the debentures. The conversion rate and the number of shares of common stock issuable upon conversion of the debentures are subject to further adjustment under certain circumstances. Accordingly, the number of shares of common stock issuable upon conversion of the debentures may increase or decrease from time to time. See "Plan of Distribution."

(2) On or about December 12, 2000, we issued private warrants to acquire an aggregate of 3,300,000 shares of common stock to the selling security holders indicated in the above table. This registration statement includes 3,300,000 shares of common stock which are issuable upon the exercise of these warrants. These warrants were issued privately and are not part of the Company's publicly traded warrants. The exercise price is $1.75, these warrants expire on December 11, 2005, and are subject to adjustment under certain circumstances. We also have the discretion to reduce but not raise the exercise price at any time.

(3) Assumes that the selling security holder will exercise all of its warrants, if any, and convert all of its convertible debentures, if any, into shares of common stock.

(4) Based on 4,225,000 shares outstanding as of July 23, 2001, and the assumption that all of the holders of the privately held warrants set forth in the table have exercised them into shares of common stock (3,300,000) and all of the holders of the debentures set forth in the table have converted them into shares of common stock (2,119,996).

(5) According to filings with the Securities and Exchange Commission, Augustine Fund L.P. acquired beneficial ownership of 804,806 shares of our common stock from the Estate of Lloyd Lyons, our former Chief Executive Officer, in a private transaction. This registration statement includes these 804,806 shares of our common stock, and also includes 460,571 shares of our common stock issuable upon conversion of our convertible debentures owned by Augustine Fund L.P.

(6) Alliance Financial Network, Inc. is an entity in which William C. Bossung, our Chief Operating Officer and a member of our Board of Directors (See Note 7 below), is president. Mr. Bossung claims beneficial ownership of these shares. On or about December 12, 2000, we issued 100,000 shares of common stock and private warrants to purchase 750,000 shares of common stock at a price per share of $1.75, to Alliance Financial Network, Inc., as part of our employment arrangement with William C. Bossung. This registration statement includes these shares.

(7) William C. Bossung is our Chief Operating Officer and a member of our Board of Directors. The number set forth under the column entitled "Shares of Common Stock Owned Prior to the Offering" includes (a) 125,000 of our publicly traded warrants which are exercisable into 125,000 shares of common stock, (b) 12,000 shares of our common stock, (both (a) and (b) are not included in this registration statement), (c) 402,403 shares of our common stock acquired by Mr. Bossung from the Estate of Lloyd Lyons, our former Chief Executive Officer, in a private transaction, and (d) 212,000 shares of common stock issuable upon conversion of our convertible debentures (the shares referenced in (c) and (d) are included in this registration statement). After this, assuming the sale of all of the securities registered in this offering, Mr. Bossung will beneficially own 125,000 of our publicly traded warrants and 12,000 shares of common stock which equals 1.4% of the then diluted number of outstanding shares of common stock as per Note 4 above.

(8) BiCoastal Associates, LLC is owned by certain partners of The Goldstein Law Group, P.C., counsel for the Company. On or about December 12, 2000, we issued private warrants to acquire 50,000 shares of common stock to BiCoastal Associates, LLC in consideration for services rendered. This registration statement includes 50,000 shares of common stock to be issued upon exercise of these warrants.

(9) According to filings with the Securities and Exchange Commission David Asplund is a controlling member, director, and /or officer of Augustine Fund L.P. (see Note (5) above).

(10) According to filings with the Securities and Exchange Commission John Porter is a controlling member, director, and /or officer of Augustine Fund L.P. (see Note (5) above).

(11) According to filings with the Securities and Exchange Commission, Thomas Duszynski is a controlling member, director, and /or officer of Augustine Fund L.P. (see Note (5) above). Thomas Duszynski has voting control over the shares of common stock underlying the private warrants held by the following trusts: John M. Duszynski Trust, James T. Duszynski Trust, and Daniel P. Duszynski Trust.

(12) Devenshire Management Corporation is an entity in which Todd Sanders, our Chief Executive Officer and a member of our Board of Directors, is president. The number set forth under the column entitled "Shares of Common Stock Owned Prior to the Offering" includes (a) 125,000 of our publicly traded warrants which are exercisable into 125,000 shares of common stock, (b) 12,000 shares of our common stock (both (a) and (b) are not included in this registration statement), (c) 100,000 shares of common stock, (d) 402,403 shares of our common stock acquired from the Estate of Lloyd Lyons, our former Chief Executive Officer, in a private transaction, (d) 85,714 shares of common stock which are issuable upon conversion of debentures, and (e) 730,000 shares of our common stock issuable pursuant to our private warrants. This registration statement includes shares of common stock referenced in
       (c), (d), and (e). After this, assuming the sale of all of the securities registered in this offering, Devenshire Management Corporation will beneficially own 125,000 of our publicly traded warrants and 12,000 shares of common stock which equals 1.4% of the then diluted number of outstanding shares of common stock.

(13) Percentage includes private warrants to purchase 20,000 shares of common stock registered in the name of The Zachary Todd Sanders Trust (See Note
       (18) below).

(14) On December 12, 2000, the Company issued private warrants to acquire up to 50,000 shares of common stock to Michael Iscove in consideration for services rendered. This registration statement includes 50,000 shares of common stock to be issued upon exercise of these warrants. Michael Iscove is a member of our Board of Directors.

(15) On December 12, 2000, the Company issued private warrants to acquire 45,000 shares of common stock to David M. Matteson in consideration for services rendered. This registration statement includes 45,000 shares of common stock issuable upon exercise of these warrants. According to filings with the Securities and Exchange Commission David M. Matteson is a controlling member, director, and /or officer of Augustine Fund L.P. (see Note (5) above).

(16) On December 12, 2000, we issued private warrants to acquire 10,000 shares of common stock to Jennifer McGehee in consideration for services rendered. This registration statement includes 10,000 shares of common stock issuable upon exercise of these warrants.

(17) According to filings with the Securities and Exchange Commission, Brian Porter is a controlling member, director, and /or officer of Augustine Fund L.P. (see Note (5) above). Brian Porter has voting control over the shares of common stock underlying the private warrants held by the following trusts: Brian David Porter, Jr. Trust, Davis Michael Porter Trust, Grace Elizabeth Porter Trust, and Robert John Porter Trust.

(18) On December 12, 2000, we issued private warrants to acquire 45,000 shares of common stock to Frederic M. Schweiger in consideration for services rendered. This registration statement includes 45,000 shares of common stock issuable upon exercise of these warrants.

(19) On December 12, 2000, the Company issued private warrants to acquire 75,000 shares of common stock to Technology Partners Ltd in consideration for services rendered. This registration statement includes 75,000 shares of common stock issuable upon exercise of these warrants.

(20) These warrants were assigned by Devenshire Management Corporation to The Zachary Todd Sanders Trust. Zachary Todd Sanders is the son of Todd Sanders. This registration statement includes 20,000 shares of common stock issuable upon exercise of these warrants.

         The selling security holders may offer all or some portion of the common stock that they have (i) either the right to acquire upon conversion of the convertible debentures and/or upon exercise of the warrants or (ii) acquired pursuant to the terms of private placements. Accordingly, no estimate can be given as to the amount of the common stock that will be held by the selling security holders upon termination of any such sales. See "Plan of Distribution."

         The term "selling security holders" includes the holders listed in any supplement to this prospectus and any beneficial owners of the common stock and their transferees, pledgees, donees or other successors. Any supplement will contain certain information about the selling security holders and the number of shares of common stock beneficially owned by the selling security holders that may be offered pursuant to this prospectus. Such information will be obtained from the selling security holders.

         Under the Securities Exchange Act of 1934, as amended and its rules and regulations, any person distributing the common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to beginning the distribution. In addition, the selling security holders will need to comply with applicable provisions of the Securities Exchange Act and its rules and regulations including, without limitation, Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling security holders. Regulation M contains certain limitations and prohibitions intended to prevent issuers, selling security holders and other participants in a distribution of securities from conditioning the market through manipulative or deceptive devices to facilitate the distribution.

         The common stock has the material rights and obligations discussed below and under the section entitled "Description of Securities." We have filed the agreements relating to these rights and obligations with the SEC. We urge you to read them in their entirety.

         We will bear all costs, expenses and fees in connection with the registration of the selling security holders' shares. All brokerage commissions, if any, attributable to the sale of the selling security holders' shares will be borne by the selling security holders . See "Plan of Distribution."

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 15,000,000 shares of common stock, $.00067 par value per share. As of July 23, 2001 there were 4,225,000 shares of common stock outstanding.

         Dividends are payable on the shares of common stock when, as and if declared by the Board of Directors. Voting. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Most stockholder votes require the affirmative vote of a majority of the shares present in person or by proxy at a meeting of the stockholders. Stockholders have no right to cumulative voting for the election of directors. Each share of common stock participates equally in assets available for distribution upon liquidation or dissolution. The holders of common stock have no preemptive or preference rights to purchase shares of common stock. Shares of common stock are not subject to any redemption provisions or convertible into any other of our securities. All of the outstanding shares are fully paid and non-assessable.

         The foregoing description concerning our common stock does not purport to be complete. Please refer to our certificate of incorporation and by laws as well as the applicable statutes of the State of Delaware for a more complete description concerning the rights and liabilities of common stockholders.

PUBLIC WARRANTS

         As of July 23, 2001 there were 1,725,000 outstanding public warrants to purchase 1,725,000 shares of our common stock. Each of these warrants entitles the registered holder to purchase one share of Common Stock at an exercise price of $3.00 per share (subject to adjustment in certain events) expiring on December 11, 2001 (pursuant to the "First Amendment to Warrant Agreement" dated August 5, 1999).

         These public warrants were issued pursuant to a Warrant Agreement (the "Warrant Agreement") among the Company and American Stock Transfer and Trust Company as Warrant Agent (the "Warrant Agent"). Under the Warrant Agreement, we have the right upon 30 days' notice to call these warrants for redemption, in whole only, at a price of $.05 per warrant at any time after the average closing bid price of the common stock, as reported on the NASDAQ System if it is then so listed, or if not so listed, as reported in the over-the-counter market, has been at least $13.00 per share for 15 consecutive business days. Such notice shall be given by us to each public warrant holder in writing not less than 30 days prior to the date fixed as the redemption date and redemption price, and shall state that payment of the redemption price will be made at the Warrant Agent's office and that the right to exercise these warrants will terminate on the redemption date. The redemption price and minimum bid price are subject to adjustment in certain events if the exercise price per share of these warrants is adjusted. If we call these warrants for redemption, they may be exercised at any time prior to the close of business on the date fixed for redemption. Any rights to purchase common stock subject to these warrants will be forfeited to the extent such warrants are not exercised prior to such date.

         These warrants contain anti-dilution provisions providing for an adjustment of the exercise price and the number and kind of shares of common stock underlying these warrants to be obtained upon exercise of the warrants in the event of a stock dividend on, or a subdivision, combination or reclassification of the common stock, or the merger or consolidation with or into another corporation or the sale or conveyance to another corporation of substantially all of our assets or upon our issuance of common stock or certain rights or warrants to purchase common stock, at less than the exercise price (with certain exceptions) or upon other distributions (other than cash dividends) to all holders of the common stock.

         No adjustments to reflect previously declared or paid cash dividends will be made upon any exercise of warrants. The warrants do not confer upon the holder any voting or preemptive rights, or other rights of a stockholder of the Company.

         The warrants may be exercised, subject to prior redemption by us as described above, by the surrender of the warrant on or prior to the expiration date at the offices of the Warrant Agent with the "Subscription Form" on the reverse side of the warrant filled out and executed as indicated accompanied by the payment of the full exercise price in the form of cash, certified check, bank draft, or postal or express money order payable to the order of the Company for the number of shares in respect of which the warrant is being exercised.

         The Warrant Agreement provides that the Company and the Warrant Agent may, without the consent of the holders of the Warrants, make certain changes in the Warrant Agreement which do not materially adversely affect, alter or change the rights of the registered holders of these warrants.

         The foregoing is a summary of the principal terms of the public warrants including all material provisions, but does not purport to be complete. Reference is made to our S-1 Registration Statement filed with the SEC in December 1991.

                              PLAN OF DISTRIBUTION

                    THE SECURITIES OFFERED BY THIS PROSPECTUS

         The following are the securities which are included in this registration under this prospectus:

         o 1,609,612 shares of common stock acquired by certain selling security holders in private purchases of the shares;

         o 100,000 shares of common stock which we issued to Alliance Financial Network, Inc. as part of employment arrangements with William C. Bossung;

         o 100,000 shares of common stock which we issued to Devenshire Management Corporation, as part of employment arrangements with Todd Sanders;

         o those shares of common stock underlying private warrants to purchase up to 730,000 shares of common stock issued to Devenshire Management Corporation, as part of employment arrangements with Todd Sanders;

         o those shares of common stock underlying private warrants to purchase up to 20,000 shares of common stock issued to The Zachary Todd Sanders Trust, as part of employment arrangements with Todd Sanders;

         o those shares of common stock underlying private warrants to purchase up to 750,000 shares of common stock issued to Alliance Financial Network, Inc., as part of employment arrangements with William C. Bossung;

         o those shares of common stock underlying private warrants to purchase an aggregate of 1,800,000 shares of common stock issued to certain individuals and entities in consideration for services rendered; and

         o those shares of common stock underlying convertible debentures in the principal amount of $3,500,000 issued to certain selling security holders indicated in the table set forth under the caption "Selling Security Holders" above.

THE CONVERTIBLE DEBENTURES

         The following are the terms of the convertible debentures mentioned above:

        o We pay interest on the unpaid principal balance of the convertible debentures at a rate of six percent (6%) per annum, payable at the option of the Company in common stock or in cash upon the conversion of the debenture or at the option of the debenture holder upon the occurrence of an event of default.

         o An event of default includes a breach of certain representations, warranties and covenants, the liquidation, reorganization, insolvency or bankruptcy of the Company and failure to deliver shares of common stock upon conversion of the debentures.

         o        The maturity date is December 13, 2002.

         o The conversion price is $1.75 and is subject to adjustment under certain circumstances.

         o Each debenture holder has the option to convert its debenture into shares of our common stock at the conversion price at any time up to the maturity date.

         o If the principal amount of the debenture has not been repaid as of the close of business on the maturity date, then at such time the holder shall have the option of receiving (i) repayment of the principal amount then outstanding to the holder in cash or cash equivalent, plus accrued and unpaid interest for the debenture then outstanding, or (ii) Conversion Shares (as defined in the debenture) for the then remaining principal and interest outstanding.

         o The debentures shall automatically convert into shares of our common stock if the Company enters into a definitive agreement to consolidate or merge with, or sell all or substantially all of its assets to, another corporation or other entity.

         o Our gross proceeds from the offer and sale of the convertible debentures in the aggregate principal amount of $3,500,000 was $3,500,000 and our net proceeds were approximately $3,435,000.

THE PRIVATE WARRANTS

     The following are the terms of the private warrants mentioned above:

         o        The maturity date of these warrants is December 11, 2005.

         o The exercise price is $1.75 and is subject to adjustment under certain circumstances.

         o The Company has the discretion to reduce but not raise the exercise price at any time.

         o The holders may choose to exercise the warrants pursuant to a cashless exercise feature in which the number of shares issued to the holder is determined by reference to the average of the closing bid prices of the common stock for five trading days prior to the exercise of the warrants.

SALE AND DISTRIBUTION

         Each selling stockholder and its pledgees, donees, transferees and other subsequent owners, may offer its shares of common stock at various times in one or more of the following transactions:

         o on any U.S. securities exchange on which our common stock may be listed at the time of sale;
         o        in the over-the-counter market;
         o        in privately negotiated transactions;
         o        in connection with short sales; or
         o        in a combination of any of the above transactions.

         Each selling stockholder may offer its shares of common stock at prevailing market prices at the time of sale, at prices related to those prevailing market prices, at negotiated prices or at fixed prices.

         Each selling stockholder may also sell the shares under Rule 144 instead of under this prospectus, if Rule 144 is available for those sales.

         The transactions in the shares covered by this prospectus may be effected by one or more of the following methods:

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers;
         o purchases by a broker or dealer as principal, and the resale by that broker or dealer for its account under this prospectus, including resale to another broker or dealer;
         o block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction; or
         o negotiated transactions between selling stockholders and purchasers without a broker or dealer.

         The selling security holders and any broker-dealers that act in connection with the sale of shares might be considered "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions received by broker-dealers and any profit on the resale of the shares sold by them might be considered to be underwriting discounts or commissions under the Securities Act. Because the selling security holders may be considered an underwriter within the meaning of Section 2(11) of the Securities Act, the selling security holders will be required to deliver a prospectus in connection with the sale of its shares. We have informed the selling security holders that the anti-manipulative provisions of Regulation M under the Securities and Exchange Act may apply to sales in the market.

         As of the date of this prospectus, we are not aware of any agreement, arrangement or understanding between any broker or dealer and any of the selling stockholders with respect to the offer or sale of the shares under this prospectus.

         We have advised the selling stockholders that during the time it is engaged in distributing shares covered by this prospectus, it must comply with the requirements of the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. Under those rules and regulations, it:

         o may not engage in any stabilization activity in connection with our securities;
         o must furnish each broker which offers common stock covered by this prospectus with the number of copies of this prospectus which are required by each broker; and
         o may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

         To comply with the securities laws of certain jurisdictions, if applicable, the shares of common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the shares of common stock may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. Upon request of the selling security holders, we will make all applicable filings under state securities or blue-sky laws.

                        TRANSFER AGENT AND WARRANT AGENT

         The transfer agent for our common stock and the warrant agent for our public warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10007.

                                  LEGAL MATTERS

         Certain legal matters in connection with the shares of common stock offered by this prospectus or any supplement will be passed upon for Latin American Casinos, Inc. by The Goldstein Law Group, P.C., New York, New York. Certain partners of The Goldstein Law Group, Inc. own private warrants to purchase 50,000 shares of our common stock.

                                     EXPERTS

         The financial statements included in our Annual Report on Form 10-KSB for the years ended December 31, 2000, 1999 and 1998, incorporated by reference in this prospectus, have been so incorporated in reliance upon the report of Shubitz Rosenbloom & Co., P.A., independent certified public accountants, given on their authority as experts in accounting and auditing.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suit 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC's Website at "http://www.sec.gov."

         We have filed with the SEC a registration statement on Form S-3 to register the shares being offered. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to our common stock, and us you should refer to the registration statement and to the exhibits and schedules filed as part of the registration statement, as well as the documents discussed below.

         This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement or incorporated in the registration statement by reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information into the registration statement of which this prospectus forms a part, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of the registration statement, except for any information superceded by information in the registration statement and this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about our finances and us.

         1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 and filed April 2, 2001;

         2) Quarterly Report on Form 10-QSB, for the period ended March 31, 2000 and filed May 21, 2000;

         3) Current Report on Form 8-K, dated January 5, 2001 and filed January 5, 2001; and

         4) The description of our capital stock contained in our registration statement, as amended, filed with the Commission on December 9, 1991, pursuant to Section 12 of the Exchange Act, together with any amendment or report filed with the SEC for the purpose of updating that description.

         We are also incorporating by reference any additional documents that we file with the SEC between the date of this prospectus and the termination of the offering.

         You may request a copy of these filings, at no charge, orally or by writing to us at:

                  Latin American Casinos, Inc.
                  2000 N.E. 164th Street
                  North Miami, Florida  33162
                  Attention:  Jeffrey A. Felder
                  Telephone Number:  (305) 945-9300

         You can review and copy the registration statement, its exhibits and schedules, as well as the documents listed above, at the public reference facilities maintained by the SEC as mentioned above. The registration statement, including all exhibits and schedules, is also available on the SEC's Website at "http://www.sec.gov."

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our Certificate of Incorporation provides that we will indemnify our directors and executive officers and any of our other officers, employees and agents to the fullest extent permitted by Delaware law. Our directors continue to be subject to liability for breach of the director's duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or federal environmental laws.


         Our Bylaws provide that, pursuant to Delaware law, our directors shall not be liable to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty of care to us and to our stockholders. This provision does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. Each director continues to be subject to liability for breach of the director's duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or federal environmental laws.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

================================================================================

WE HAVE NOT AUTHORIZED ANY DEALER,
SALESPERSON OR ANY OTHER PERSON TO GIVE ANY
INFORMATION OR TO REPRESENT ANYTHING OTHER
THAN THOSE CONTAINED IN THIS PROSPECTUS IN
CONNECTION WITH THE OFFER CONTAINED HEREIN,
AND, IF GIVEN OR MADE, YOU SHOULD NOT RELY
UPON SUCH INFORMATION OR REPRESENTATIONS AS
HAVING BEEN AUTHORIZED BY LATIN AMERICAN             ---------------------------
CASINOS, INC. THIS PROSPECTUS DOES NOT                      7,229,608
CONSTITUTE AN OFFER OF ANY SECURITIES OTHER          SHARES OF COMMON STOCK
THAN THOSE TO WHICH IT RELATES OR AN OFFER TO
SELL, OR A SOLICITATION OF AN OFFER TO BUY,
THOSE TO WHICH IT RELATES IN ANY STATE TO ANY
PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH
OFFER IN SUCH STATE. THE DELIVERY OF THIS
PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT
THE INFORMATION HEREIN IS CORRECT AS OF ANY
TIME AFTER THE DATE OF THIS PROSPECTUS.


                                                     LATIN AMERICAN CASINOS, INC

                   TABLE OF CONTENTS

                                           Page
                                           ----


Risk Factors..................................3
Dilution.....................................10
Use of Proceeds..............................11
Selling Securityholders .....................11
Description of Securities....................18
Plan of Distribution ........................19
Transfer Agent and Warrant Agent.............22
Legal Matters................................22
Experts .....................................22         --------------------
Where You Can Find More
   Information About Us......................22
Incorporation of Certain
   Documents by Reference....................22
Disclosure of Commission Position
   Indemnification for Securities
   Act Liabilities...........................23
                                                     PROSPECTUS

                                                     ------------

                                                                 , 2001
                                                     ------------



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table itemizes the expenses incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts. All the amounts shown are estimates except the Securities and Exchange Commission registration fee and the NASD filing fee.

Registration fee--Securities and Exchange Commission.............. $    4,753.47
Accounting fees and expenses......................................      5,000.00
Legal fees and expenses (other than blue sky).....................     30,000.00
Blue sky fees and expenses, including legal fees..................     30,000.00
Miscellaneous.....................................................      5,000.00
                                                                   -------------
Total............................................................. $   64,753.47
                                                                   =============

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article VII of the Registrant's Certificate of Incorporation provides that we will indemnify our directors and executive officers and any of our other officers, employees and agents to the fullest extent permitted by Delaware law. Our directors continue to be subject to liability for breach of the director's duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or federal environmental laws.

-------------------

         Article IX of the Registrant's Bylaws provides for the indemnification of officers, directors, employees and agents to the full extent permitted by Delaware Law, and further provides that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director except (i) for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant has agreed to indemnify certain of its directors and executive officers pursuant to the terms of their employment agreements, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

         In addition, the Registrant has purchased insurance pursuant to which certain of its directors and officers are insured against liability, which they may incur in their capacity as such.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.  EXHIBITS.

                               EXHIBIT DESCRIPTION
                               -------------------

EXHIBIT NUMBER

4.1      Form of Convertible Debenture, dated as of December 14, 2000. (1)

4.2      Form of the private warrant. (1)

5.1      Opinion and Consent of The Goldstein Law Group, P.C.

23.1 Consent of The Goldstein Law Group, P.C. (included in its opinion filed as Exhibit 5.1 hereto).

23.2 Consent of Shubitz Rosenbloom & Co., P.A., independent public accountants.

24.1     Power of Attorney (included on signature page).

------------------------------------------------------

(1) Incorporated by reference to our Form 10-KSB filed, filed April 2, 2001.


ITEM 17.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

         1. To file, during any period in which it offers or sells common stock, a post-effective amendment to this registration statement to:

                  (i.)     include any prospectus required by Section 10(a)(3)
         of the Securities Act;

                  (ii.)    reflect in the prospectus any facts or events arising
         which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) and

-------------------
         any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii.)   include any additional or changed material
         information on the plan of distribution; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply, if the registration statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

         2. For determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the common stock offered, and to treat the offering of such common stock at that time as the initial bona fide offering.

         3. To file a post-effective amendment to remove from registration any of the common stock that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common stock being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant undertakes that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus as filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contained a form of prospectus shall be deemed to be a new registration statement relating to the common stock offered by this registration statement, and the offering of such common stock at that time shall be deemed to be the initial bona fide offering that common stock.

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on July 24, 2001.

                               LATIN AMERICAN CASINOS, INC.


                                  /s/ JEFFREY A. FELDER
                                  ---------------------------------------------
                               By:    Jeffrey A. Felder
                                         President

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Jeffrey A. Felder, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement and a new Registration Statement filed pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and

-------------------

Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

         Signature                   Title                            Date
         ---------                   -----                            ----

/s/ JEFFREY A. FELDER
---------------------------
    Jeffrey A. Felder           President                          July 24, 2001

/s/ GERALDINE LYONS
---------------------------
    Geraldine Lyons             Acting Chief Financial Officer     July 24, 2001

/s/ TODD SANDERS
---------------------------
    Todd Sanders                Chief Executive Officer and        July 24, 2001
                                Director

/s/ WILLIAM BOSSUNG
---------------------------
    William Bossung             Chief Operating Officer and        July 24, 2001
                                Director
/s/ MICHAEL ISCOVE
---------------------------
    Michael Iscove              Director                           July 24, 2001

/s/ DENNIS BARRY
---------------------------
    Dennis Barry                Director                           July 24, 2001

/s/ JOSE CABALLERO
---------------------------
    Jose Caballero              Director                           July 24, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------




                                   EXHIBITS TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                  -------------






                          LATIN AMERICAN CASINOS, INC.

                       (EXACT NAME OF ISSUER AS SPECIFIED
                                 IN ITS CHARTER)




                                  July 27, 2001